UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2014
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 10, 2014, Celanese Corporation (“Celanese”), its wholly-owned subsidiary Celanese US Holdings LLC (the “Issuer”), and certain subsidiaries of the Issuer (the “Guarantors” and, together with Celanese and the Issuer, the “Company Parties”), entered into an Underwriting Agreement with Deutsche Bank AG, London Branch, as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Issuer of €300,000,000 aggregate principal amount of 3.250% Senior Notes due 2019 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Registration Statement on Form S-3, Reg. No. 333-193834, and the Prospectus included therein, filed by the Company Parties with the Securities and Exchange Commission (the “Commission”) on February 7, 2014, the related Prospectus Supplement dated September 10, 2014, and the Free Writing Prospectus accepted for filing by the Commission on September 10, 2014.
Item 8.01 Other Events.

On September 15, 2014, the Issuer delivered to the holders of its 6-5/8% Senior Notes due 2018 (the “6-5/8% Notes”) notice that it will redeem all of the $600 million aggregate principal outstanding of the 6-5/8% Notes on October 15, 2014. The 6-5/8% Notes will be redeemed at a redemption price equal to 103.313% of the aggregate principal amount plus accrued and unpaid interest, if any.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
1.1
Underwriting Agreement, dated September 10, 2014 by and among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Deutsche Bank AG, London Branch, as representative of the several underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	September 16, 2014

Exhibit Index

Exhibit
Number	Description
1.1
Underwriting Agreement, dated September 10, 2014 by and among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Deutsche Bank AG, London Branch, as representative of the several underwriters named therein.

4